Exhibit (23)(b)
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:

(1)	Registration Statements (Form S-3 No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556, No. 333-125553 and No. 333-52560) of CMS Energy Corporation;

(2)	Registration Statements (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

(3)	Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

(4)	Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;
of our report dated February 21, 2007 (except for “Discontinued Operations” in Note 2, as to which the date is February 20, 2008) with respect to the consolidated financial statements and schedules of CMS Energy Corporation for 2006 and 2005 included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/Ernst & Young LLP

Detroit, Michigan
February 20, 2008